Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made and entered into as of September 24, 2008, by and among Stanley Furniture Company, Inc., a Delaware corporation (“Company”), and [Director] (“Indemnitee”).

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company and its related entities:

WHEREAS, in order to induce Indemnitee, or continue to provide, services to the Company and its related entities, the Company wishes to provide for the indemnification of, and the advancement of expenses to, Indemnitee to the maximum extent permitted by law;

WHEREAS, the Company and Indemnitee recognize the continued difficulty in obtaining liability insurance for directors, officers, employees, agents and fiduciaries, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance;

WHEREAS, the Company and Indemnitee recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, agents and fiduciaries to expensive litigation risks and the limitations of coverage of liability insurance;

WHEREAS, the Company and Indemnitee desire to continue to have in place the additional protection provided by an indemnification agreement and to provide indemnification and advancement of Expenses (as hereinafter defined) to Indemnitee to the maximum extent permitted by Delaware law;

WHEREAS, the Board of Directors has determined that contractual indemnification as set forth herein is not only reasonable and prudent but also promotes the best interests of the Company and its stockholders;

WHEREAS, in view of the considerations set forth above, the Company desires that Indemnitee shall be indemnified and advanced Expenses by the Company as set forth herein;

NOW, THEREFORE, the Company and the Indemnitee hereby agree as follows:

1. Indemnity.  The Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by the DGCL.  In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a) Proceedings Other Than Proceedings by or in the Right of the Company.  Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(a) if, by reason of his Covered Status (as hereinafter defined), Indemnitee is, or is threatened to be made, a party to or otherwise involved in any Proceeding (as hereinafter defined), other than a Proceeding by or in the right of the Company.  Pursuant to this Section 1(a), Indemnitee shall be indemnified, by the Company against all Expenses (as hereinafter defined), judgments, penalties, fines, ERISA excise taxes or penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable with or in respect of such Expenses, judgments, penalties, fines, taxes or amounts paid in settlement) actually and reasonably incurred by him, or on his behalf, in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

(b) Proceedings by or in the Right of the Company.  Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(b) if, by reason of his Covered Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company.  Pursuant to this Section 1(b), Indemnitee shall be indemnified by the Company against all Expenses actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, if the General Corporation Law of the State of Delaware, as such may be amended from time to time (the “DGLC”) so provides, no indemnification against such Expenses shall be made in respect of any claim, issue, or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company unless and to the extent that the Court of Chancery of the State of Delaware shall determine that such indemnification may be made.

(c) Indemnification for Expenses of a Party Who is Wholly or Partly Successful.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Covered Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified to the maximum extent permitted by the DGCL against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.  If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues, or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue, or matter.  For purposes of this Section 1 and, without limitation, the termination of any claim, issue, or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue, or matter.

2. Additional Indemnity.  In addition to, and without regard to any limitations on, the indemnification provided for in Section 1 hereof, the Company shall, and hereby does indemnify and hold harmless Indemnitee against all Expenses, judgments, penalties, fines, ERISA excise taxes or penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable with or in respect of such Expenses, judgments, penalties, fines, taxes or amounts paid in settlement) actually and reasonably incurred by him or on his behalf if, by reason of his Covered Status, he is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company).  The only limitation that shall exist upon the obligations of the Company pursuant to this Agreement shall be that the Company shall not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 6 and 7 hereof) to be unlawful.

3. Contribution.

(a) Whether or not the indemnification provided in Sections 1 and 2 hereof is available, in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment, penalty, fine, ERISA excise taxes or penalties, or settlement (including all interest, assessments and other charges paid or payable with or in respect of such judgments, penalties, fines, taxes or amounts paid in settlement) of such Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee with respect thereto.  The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b) Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute an amount equal to 100% of Expenses, judgments, penalties, fines, ERISA excise taxes or penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable with or in respect of such Expenses, judgments, penalties, fines, taxes or amounts paid in settlement) actually and reasonably incurred and paid or payable by Indemnitee.  If the Company is prohibited by law from paying 100% of such Expenses, judgments, fines, penalties, ERISA excise taxes or penalties and amounts, the Company shall contribute to the amount of Expenses, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable with or in respect of such Expenses, judgments, penalties, fines, taxes or amounts paid in settlement) actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors, or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors, or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Expenses, judgments, penalties, fines, ERISA excise taxes or penalties or settlement amounts (including all interest, assessments and other charges paid or payable with or in respect of such Expenses, judgments, penalties, fines, taxes or amounts paid in settlement), as well as any other equitable considerations which applicable law may require to be considered.  The relative fault of the Company and all officers, directors, or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct was active or passive.

(c) To the maximum extent permitted by law, the Company shall fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors, employees, agents or fiduciaries of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

(d) To the fullest extent permissible under the DGCL, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, penalties, fines, ERISA excise taxes or penalties, amounts paid or to be paid in settlement, and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

4. Indemnification for Expenses of a Witness.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Covered Status (or arising out of the same or relating thereto), a witness in any Proceeding to which Indemnitee is not a party, he shall be indemnified by the Company against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

5. Advancement of Expenses.  Notwithstanding any other provision of this Agreement, the Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee’s Covered Status within twenty (20) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding.  Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and if and to the extent required by the DGCL, shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that Indemnitee is not entitled to be indemnified against such Expenses.  Any advances and undertakings to repay pursuant to this Section 5 shall be unsecured and interest free.

6. Procedures and Presumptions for Determination of Entitlement to Indemnification.  The following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:

(a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request together with a brief summary of the Proceeding as to which indemnification is sought.  The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(b) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 6(a) hereof other than a request solely for advancement of Expenses pursuant to Section 5, a determination, if (but only if) required by the DGCL, with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following three methods, which shall be at the election of the Indemnitee to the extent permitted by law: (1) by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum; (2) by Independent Counsel (as hereinafter defined) in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (3) by the stockholders of the Company.  In the event that the Company fails or is unable to implement an election by Indemnitee, it shall promptly communicate the same to Indemnitee, and Indemnitee shall be afforded a right to seek a determination by another method set forth in the preceding sentence, provided, however, that nothing in this sentence shall preclude Indemnitee from seeking any remedy available to it in respect of such failure or inability.

(c) If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6(b) hereof, the Independent Counsel shall be selected as provided in this Section 6(c).  The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board).  The Company or Indemnitee, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to Indemnitee or the Company, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 12 hereof, and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the person so selected by the Indemnitee to the extent permitted by law shall act as Independent Counsel.  If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit.  If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 6(a) hereof and a written request for a determination pursuant to Section 6(b) hereof by Independent Counsel, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s  selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 6(b) hereof.  The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 6(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6(c), regardless of the manner in which such Independent Counsel was selected or appointed.

(d) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement.  Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.  Neither the failure of the Company (including by its directors or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(e) Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on Indemnitee’s reliance on the records or books of account of an Enterprise (as hereinafter defined), including financial statements, or on information supplied to Indemnitee by the officers of an Enterprise in the course of their duties, or on the advice of legal counsel for an Enterprise or on information or records given or reports made to an Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by an Enterprise.  In addition, the knowledge and/or actions, or failure to act, of any director, officer, employee, agent or fiduciary of an Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.  Whether or not the foregoing provisions of this Section 6(e) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.  Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(f) If the person, persons, or entity empowered or selected under Section 6 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification; and provided, further, that the foregoing provisions of this Section 6(f) shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 6(b) hereof and if (A) within fifteen (15) days after receipt by the Company of the request for such determination, the Board or the Disinterested Directors, if appropriate, resolve to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (B) if an annual meeting is not to be held within seventy-five (75) days, at a special meeting of the stockholders to be held for such purpose within seventy-five (75)  days after such receipt.

(g) Indemnitee shall reasonably cooperate with the person, persons, or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons, or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination.  Any Independent Counsel, member of the Board, or stockholder of the Company shall act reasonably and in good faith in making a determination regarding Indemnitee’s entitlement to indemnification under this Agreement.  Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons, or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(h) The Company acknowledges that a settlement or other disposition short of final judgment may be successful if such settlement or other disposition permits a party to avoid expense, delay, distraction, disruption, and uncertainty.  In the event that any action, claim, or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including settlement of such action, claim, or proceeding with or without payment of money or other consideration), it shall be presumed that Indemnitee has been successful on the merits or otherwise in such proceeding.  Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(i) The termination of any Proceeding or of any claim, issue, or matter therein, by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement or required by the DGCL) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

7. Remedies of Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 6 hereof that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 5 hereof, (iii) no determination of entitlement to indemnification is made pursuant to Section 6(b) hereof within sixty (60) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to this Agreement within ten (10) days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 6 hereof, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification.  The Company shall not oppose Indemnitee’s right to seek any such adjudication.

(b) In the event that a determination shall have been made pursuant to Section 6(b) hereof that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 7 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of the adverse determination under Section 6(b).

(c) If a determination shall have been made pursuant to Section 6(b) hereof that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 7, absent a prohibition of such indemnification under the DGCL.

(d) In the event that Indemnitee, pursuant to this Section 7, seeks a judicial adjudication of his rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, the Company shall pay on his behalf, in advance (within ten (10) days of receipt by the Company of any request therefor), any and all expenses (of the types described in the definition of Expenses in Section 12 hereof) actually and reasonably incurred by him in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery.

(e) The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 7 that the procedures and presumptions of this Agreement are not valid, binding, or enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

(f) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

8. Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a) The rights of indemnification and advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under the DGCL, the Certificate or Bylaws of the Company, any agreement, a vote of stockholders, a resolution of directors, or otherwise.  No amendment, alteration, or repeal of this Agreement or of any provision hereof or of the Certificate or Bylaws of the Company or any provision thereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Covered Status prior to such amendment, alteration, or repeal.  To the extent that a change in the DGCL, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under this Agreement, the Certificate or Bylaws of the Company, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for persons of any category of Covered Status, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any persons of such category of Covered Status under such policy or policies.  If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company have director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement, or otherwise.

9. Exception to Right of Indemnification.  Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled under this Agreement

(a) to indemnification or advancement of Expenses with respect to any Proceeding brought by Indemnitee, or any claim therein (except Proceedings and claims brought to enforce rights to indemnification under this Agreement and claims by way of defense, counterclaim or crossclaim), unless (i) the bringing of such Proceeding or making of such claim shall have been approved by the Board of Directors, or (ii) as otherwise required under Section 145 of the DGCL, regardless of whether Indemnitee is determined to be entitled to such indemnification or insurance recovery as the case may be; or

(b) to indemnification or advancement of Expenses with respect to any Proceeding for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law.

10. Duration of Agreement.  All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is serving in a Covered Capacity so long as Indemnitee may be subject to any possible Proceeding (or any proceeding commenced under Section 7 hereof) by reason of (or arising out of or relating to) at Indemnitee’s Covered Status whether or not Indemnitee is acting or serving in any such capacity at the time such Proceeding is commenced or at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors, administrators, and personal and legal representatives. The Company shall not effect any sale, lease, exchange or other disposition of all or substantially all of its assets determined on either an unconsolidated or consolidated basis (in one or a series of related transactions) or be party to any merger, consolidation or similar transaction in which it is not the surviving entity unless the acquiring or surviving entity agrees in writing to (and does) assume all obligations of the Company under this Agreement, it being understood and agreed that this Agreement shall continue in full force and effect after any such transaction, and such surviving entity shall be bound by the terms hereof, whether or not this sentence has been complied with. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or any other enterprise at the Company’s request.

11. Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve or continue to serve in Indemnitee’s Covered Status (and to eliminate any uncertainty regarding Indemnitee’s continuing enforceable rights to indemnification, advancement of expenses and contribution for acts or omissions occurring before, on or after the date hereof), and the Company acknowledges that Indemnitee is relying upon this Agreement in serving or continuing to serve in any Covered Status, now or hereafter. The Company and Indemnitee concur that such service of Indemnitee, and the warranties, covenants and agreements of the Company and Indemnitee contained herein comprise good and valuable consideration the receipt and sufficiency of which are hereby acknowledged.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties thereto with respect to the subject matter hereof.  It is understood and agreed that the foregoing does not limit Indemnitee’s rights under the DGCL or the Certificate or Bylaws of the Company.

(c) The obligations of the Company and the rights of the Indemnitee pursuant to this Agreement are fully effective and vested on the date of this Agreement, are for indemnification, advancement of Expenses and contribution in respect of any action actually or alleged to have been taken or omitted by Indemnitee in any Covered Status regardless of whether such action or omission occurred prior to the date hereof or hereafter, are not contingent or dependent upon the occurrence or existence of any other fact, circumstance or event, and may not be limited or narrowed in any way after the date of this Agreement, whether before or after any Proceeding with respect to any such actual or alleged action or omission is commenced, except by an amendment hereto expressly agreed to in a writing manually executed by the Indemnitee and delivered to the Company.

(d) The Company and the Indemnitee agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that they each will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

12. Definitions.  For purposes of this Agreement:

(a) “Covered Capacity” means the capacity, office, or other position (if any) in which a person is serving by reason of his Covered Status.

(b) “Covered Status” describes the status of a person (i) who is or was a director, officer, employee, agent, or fiduciary of the Company, (ii) who, at the request of the Company, is or was a director, officer, employee, agent, or fiduciary of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, or (iii) who is or was a director, officer, employee, agent, or fiduciary of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise that is or was a direct or indirect subsidiary (whether wholly owned or otherwise) of the Company at the time of such person’s service as such a director, officer, employee, agent, or fiduciary.

(c) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(d) “Enterprise” shall mean (i) the Company, or (ii) any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise of which Indemnitee is or was serving as a director, officer, employee, agent, or fiduciary either (x) at the request of the Company or (y) that is or was a direct or indirect subsidiary (whether wholly owned or otherwise) of the Company at the time of Indemnitee’s service as such a director, officer, employee, agent or fiduciary.

(e) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of any nature paid or incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding.  Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent.

(f) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(g) “Proceeding” includes any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, or any other actual, threatened, or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative, or investigative, in which Indemnitee was, is, or will be involved as a party or otherwise, by reason of the fact that Indemnitee has Covered Status, by reason of any action taken by him or of any inaction on his part while acting in a Covered Capacity, or by reason of the fact that he is or was serving in a Covered Capacity, in each case whether or not he is acting or serving in any such Covered Capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement, but excluding one initiated by an Indemnitee pursuant to Section 7 hereof to enforce his rights under this Agreement.

13. Severability.  If any provision or provisions of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, illegal or otherwise unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, void, illegal or unenforceable, that is not itself invalid, illegal, void or otherwise unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) to the fullest extent possible, this Agreement and the provisions hereof (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal, void or otherwise unenforceable, that is not itself invalid, illegal, void or otherwise unenforceable) shall be construed so as to give effect to the intent manifested thereby and the intended interpretation of this Agreement as expressed herein; and (c) a court shall have the power to fashion and enforce another provision (or portion thereof), instead of any invalid, void, illegal or otherwise unenforceable provision hereof (or portion thereof), that is enforceable to carry out the intent of such provision and this Agreement as expressed herein.

14. Modification and Waiver.  No supplement, modification, termination or amendment of this Agreement shall be binding or enforceable against the parties hereto unless the same is (i) made by a court of competent jurisdiction pursuant to Section 13 hereof, (ii) if enforcement is sought against Indemnitee, set forth in a writing manually executed by Indemnitee and delivered to the Company; or (iii) if enforcement is sought against the Company, set forth in a writing manually executed by the Company and delivered to the Indemnitee. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

15. Notice By Indemnitee.  Indemnitee shall promptly notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder.  The failure to so notify the Company shall not relieve the Company of any obligations which it may have to Indemnitee under this Agreement or otherwise.

16. Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt.  All communications shall be sent:

(a) To Indemnitee, at the address set forth below the signature of Indemnitee to this Agreement.

(b) To the Company, at:

Stanley Furniture Company
1641 Fairystone Park Highway
Stanleytown, VA 24168

Attention:              Douglas I. Payne
Executive Vice President – Finance
and Administration
Telephone:         (276) 627-2157
Fax:                      (276) 629-5114

(c) With copies to:

McGuireWoods LLP
901 East Cary Street
Richmond, VA  23219
Attention: David W. Robertson
Telephone:        (804) 775-1031
Fax:                      (804) 698-2152

or to such other address as may have been furnished by a party hereto to the other parties hereto, by like notice.

17. Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.  This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18. Headings, etc.  The headings of the sections, paragraphs, and subparagraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.  Unless the context of this Agreement otherwise requires: (i) words of any gender or neuter shall be deemed to include the neuter and each other gender; (ii) words using the singular or plural number shall also include the plural or singular number, respectively; (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified; and (iv) “or” is not exclusive.

19. Governing Law and Consent to Jurisdiction.  This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules.  The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

COMPANY:

STANLEY FURNITURE COMPANY, INC.

                                                                                    By:  ____________________________
Albert L. Prillaman
Chairman

[SIGNATURE PAGE 1 OF 2 TO INDEMNIFICATION AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

INDEMNITEE:

[Name]
[Address]

[SIGNATURE PAGE 2 OF 2 TO INDEMNIFICATION AGREEMENT]